Exhibit 24.2
POWER OF ATTORNEY
          Each person whose signature appears below hereby constitutes and appoints Alan R. Blank, Thomas P. Mahoney, and Jeffrey K. Reeser and each of them, each with full power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Newmont USA Limited, and any and all amendments (including post-effective amendments and additions to such Registration Statement that are filed pursuant to Rules 413 and 462 of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Russell D. Ball Russell D. Ball	Director and Chairman of the Board (Principal Executive Officer and Principal Financial Officer)	September 14, 2009

/s/ Roger Johnson Roger Johnson	Vice President and Controller (Principal Accounting Officer)	September 14, 2009

/s/ Alan R. Blank
Alan R. Blank	Director	September 14, 2009

/s/ E. Randall Engel
E. Randall Engel	Director	September 14, 2009

/s/ Brian Alexander Hill
Brian Alexander Hill	Director	September 14, 2009

/s/ Guy Lansdown
Guy Lansdown	Director	September 14, 2009